Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 1, 2002, except for Note 20 which is as of March 28, 2002 relating to the financial statements and financial statement schedule, which appears in Chordiant Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

San Jose, California

September 20, 2002